As filed with the Securities and Exchange Commission on April , 1998
                                                      Registration No. 333-31897

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                COMSTOCK BANCORP
             (Exact Name of Registrant as Specified in its Charter)

NEVADA                                                           86-0856406
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)
                                 6275 Neil Road
                                  P.O. Box 7610
                             Reno, Nevada 89510-7610
           (Address of Principal Executive Offices Including Zip Code)

                               1992 INCENTIVE PLAN
                                       AND
                 1992 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)


                                Robert N. Barone
                                Comstock Bancorp
                                 6275 Neil Road
                                  P.O. Box 7610
                             Reno, Nevada 89510-7610
                                 (702) 824-7100
           (Name and Address Including Zip Code; and Telephone Number,
                   Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

        Title Of                                             Proposed                  Proposed
       Securities                                             Maximum                   Maximum
          To Be                  Amount To Be             Offering Price          Aggregate Offering             Amount Of
       Registered               Registered (1)             Per Share (3)                 Price               Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
     Common Stock,
    par value $.01           1,270,000 Shares (2)            Variable                 $4,624,900                $454.30 (3)

(1) Consistent with Rule 416 under the Securities Act of 1933, this Registration Statement also includes an indeterminate number of shares of Common Stock that may be issued under the anti-dilution provisions of the plans.
(2) Includes 1,130,000 Shares the offering of which was previously registered by means of the Form S-8 Registration Statement. This Post-Effective Amendment No. 1 is being filed solely for the purpose of registering the offer and sale of an additional 140,000 Shares.
(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, on the basis of $11 per share for the additional 140,000 shares being registered herewith, which per share price represents the last sale price of the Common Stock on March 31, 1998. The Registrant previously paid $934.82 on or about July 23, 1997 with the original Form S-8 filed for the purpose of registering the offer and sale of 1,130,000 Shares pursuant to the plans. This Post-Effective Amendment No. 1 is being filed solely for the purpose of registering the offer and sale of an additional 140,000 Shares pursuant to the plans.

                              PURPOSE OF AMENDMENT

         The purpose of this Post-Effective Amendment No. 1 is solely to register on Form S-8 the offer and sale of an additional 140,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Comstock Bancorp, a Nevada corporation (the "Corporation"), pursuant to the 1992 Incentive Plan and the 1992 Non- Employee Directors' Stock Option Plan of the Corporation. The Corporation previously registered on Form S-8 (No. 333-31897, filed on or about July 23, 1997) the offer and sale of up to 1,130,000 shares of Common Stock pursuant to the 1992 Incentive Plan and the 1992 Non-Employee Directors' Stock Option Plan. The sole purpose of this Post-Effective Amendment No. 1 is to register the offer and sale of an additional 140,000 shares of Common Stock pursuant to the 1992 Incentive Plan and the 1992 Non-Employee Directors' Stock Option Plan.

         Consistent with General Instruction E of Form S-8, the contents of the Form S-8 Registration Statement (No. 333-31897) are hereby incorporated herein by this reference, except to the extent superseded hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The exhibits filed as part of this Registration Statement are as follows:

(a)      List of Exhibits.

         Exhibit
           No.    Description

         *4.1     1992 Incentive Plan, as amended

         *4.2     1992 Non-Employee Directors' Stock Option Plan, as amended

         *4.3     Form of stock option agreement under the 1992 Incentive Plan

         *4.4 Form of stock option agreement under the 1992 Non-Employee Directors' Stock Option Plan

         *5.1     Opinion of Grady & Associates re: legality

         *23.1    Consent of Grady & Associates (included in Exhibit 5.1)

         *23.2    Consent of Kafoury, Armstrong & Co.

          24 Power of Attorney (included as part of the original Registration Statement on Form S-8 (No. 333-31897) and incorporated herein by this reference)

*        Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, Post-Effective Amendment No. 1, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 3rd day of April, 1998.

         COMSTOCK BANCORP



         By:      /s/ Robert N. Barone
                  Robert N. Barone
                  Chairman of the Board of Directors, Chief
                  Executive Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933 and any rules and regulations promulgated thereunder, this Registration Statement or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

Name                                           Title                   Date

/s/ Robert N. Barone                       Chairman of the         April 3, 1998
----------------------------------         Board of Directors,
Robert N. Barone                           Chief Executive Officer
(principal executive, accounting           and Treasurer
and financial officer)

/s/ Larry Platz *                          Director, President     April 3, 1998
------------------------------------       and Secretary
Larry Platz

/s/ Edward E. Allison *                    Director                April 3, 1998
---------------------------------
Edward E. Allison

/s/ Stephen C. Benna *                     Director                April 3, 1998
---------------------------------
Stephen C. Benna

/s/ John A. Coombs *                       Director                April 3, 1998
--------------------------------
John A. Coombs

/s/ Michael W. Dyer *                      Director                April 3, 1998
--------------------------------
Michael W. Dyer

/s/ Mervyn J. Matorian *                   Director                April 3, 1998
---------------------------------
Mervyn J. Matorian

/s/ Samuel P. McMullen *                   Director                April 3, 1998
-------------------------------
Samuel P. McMullen

/s/ Ronald R. Zideck *                     Director                April 3, 1998
---------------------------------
Ronald R. Zideck

*        By Robert N. Barone, attorney-in-fact

                                  EXHIBIT INDEX

         Exhibit
           No.    Description

         *4.1     1992 Incentive Plan, as amended

         *4.2     1992 Non-Employee Directors' Stock Option Plan, as amended

         *4.3     Form of stock option agreement under the 1992 Incentive Plan

         *4.4 Form of stock option agreement under the 1992 Non-Employee Directors' Stock Option Plan

         *5.1     Opinion of Grady & Associates re: legality

         *23.1    Consent of Grady & Associates (included in Exhibit 5.1)

         *23.2    Consent of Kafoury, Armstrong & Co.

          24 Power of Attorney (included as part of the original Registration Statement on Form S-8 (No. 333-31897) and incorporated herein by this reference)

*        Filed herewith.

                                   EXHIBIT 4.1

                               1992 INCENTIVE PLAN

         1. Purpose of the Plan. This 1992 Incentive Plan adopted on this 5th day of February, 1992, is intended to encourage officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future.

         2. Definitions. When used herein, the following terms shall have the meaning set forth below:

         2.1 "Award" means an Option, a Restricted Stock Award or a Stock Bonus Award.

         2.2 "Award Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, or the Board if no Committee is appointed, which shall be duly executed by the Company and the Employee and which sets forth the terms and conditions of an Award under the Plan.

         2.3      "Board" means the Board of Directors of Comstock Bancorp.

         2.4 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

         2.5 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board who are invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Section 240.16b-3 (as defined in Section 2.17 below) and in the Plan.

         2.6      "Company" means Comstock Bancorp.

         2.7 "Employees" means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

         2.8 "Fair Market Value" means with respect to the Shares, the fair market value determined by the Committee, or the Board if no Committee is appointed, in its discretion; provided however, that if the Shares are traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred on the over-the-counter market during the three week period preceding the date on which value is to be determined Fair Market Value means the average of the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided further, however, if the Shares are traded on any other established securities market, Fair Market Value means the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotation for, or reports of trading of, the Shares as the Board may reasonably select from time to time.

         2.9      "Incentive   Stock  Option"   means  an  Option   meeting  the
                  requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

         2.10 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

         2.11 "Option" means the right to purchase the number of Shares specified by the Committee, or the Board if no Committee is appointed, at a price and for a term fixed by the Committee, or the Board if no Committee is appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee or the Board, as the case may be, impose, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

         2.12 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.13     "Plan" means the Company's 1992 Incentive Plan.

         2.14 "Regulation T" means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

         2.15 "Restricted Stock Agreement" means an Award Agreement executed in connection with a Restricted Stock Award.

         2.16 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Stock Restriction Agreement and the Plan, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

         2.17     "Section   240.16b-3"  means  Rule  16b-3  of  the  rules  and
                  regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, or any successor rules or regulations that may hereafter be adopted in lieu of Rule 16b-3.

         2.18 "Shares" means shares of the Company $.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

         2.19 "Stock Bonus Award" means the right to receive Shares, without payment except as otherwise provided in Section 9 of the Plan, as well as the right, if any, to receive the cash payments specified in Section 10 of the Plan.

         2.20     "Subsidiary"  or  "Subsidiaries"   means  any  corporation  or
                  corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.21 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

         2.22 "Term" means the period during which a particular Award may be exercised.

         3. Stock Subject to the Plan. There will be reserved for use upon the exercise of Awards to be granted from time to time under the Plan an aggregate of 1,000,000 Shares, which Shares may be, in whole or in part as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares that have been reacquired by the Company. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Stock Agreement shall once again be available for issuance in satisfaction of Awards.

         4. Administration of the Plan. The Board shall appoint the Committee, which shall consist solely of two (2) or more Non-Employee Directors, as that term is defined in Section 240.16b-3; provided, however, if the Board fails to appoint a Committee, the Board shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Committee, or the Board if no Committee is appointed, shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares to be covered by each of the Awards, and the terms of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan), to accelerate the vesting of Awards; to require the cancellation or surrender of any previously granted options or other awards under this Plan or any other plans of the Company as a condition to the granting of an Award, to interpret the Plan; and to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. Employees to Whom Awards May Be Granted. Awards may be granted in each calendar year or portion thereof while the Plan is in effect to such of the Employees as the Committee, or the Board if no Committee is appointed, in its discretion, shall determine.

         In determining the Employees to whom Awards shall be granted and the number of Shares to be subject to purchase under such Awards, the Committee, or the Board if no Committee is appointed, shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee or the Board, as the case may be, shall deem relevant in connection with accomplishing the purposes of the Plan.

         No Award shall be granted to any member of the Committee so long as his membership on the Committee continues or to any member of the Board who is not also an officer or key employee of the Company or any Subsidiary.

         6.       Stock Options.

                  6.1 Types of Options.  Options  granted  under the Plan may be
         (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option and separate Award Agreements shall be issued for each type of Option when a combination of an Incentive Stock Option and a Non-Qualified Stock Option are granted on the same date to the same Employee. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Employee to whom the Option is granted as an Incentive Stock Option for Federal income tax purposes.

                  6.2 Option Price. Unless otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, the option price per share of any Non-Qualified Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted. The option price per share of any Incentive Stock Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                           (i)      the Company; or

                           (ii)     if applicable, a Subsidiary; or

                           (iii)    if applicable, a Parent,

         then the option price per share of any Incentive Stock Option granted to such Employee shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

                  6.3 Terms of Options. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the term of the Option, which Term shall be determined by the Committee, or the Board if no Committee is appointed, in accordance with its discretionary authority hereunder.

                  Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, owns, as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of:

                           (i)      the Company; or

                           (ii)     if applicable, a Subsidiary; or

                           (iii)    if applicable, a Parent,

         then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

         7. Limit on Fair Market Value of Incentive Stock Options. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the option in question) of the stock with respect to which incentive stock options are first exercisable by any Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($100,000). For purposes of the preceding sentence, options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option.

         8. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee, or the Board if no Committee is appointed, may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by Restricted Stock Agreements in such form as the Committee, or the Board if no Committee is appointed, may from time to time determine.

                  8.1 Receipt of Shares. Each Restricted Stock Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions in Section 8.3 of the Plan and as set forth in the related Restricted Stock Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter.

                  8.2 Rights of Recipient Employees. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee, and a certificate or certificates for such Shares shall be issued in the Employee's name. Subject to the restrictions in Section
         8.3 of the Plan and as set forth in the related Restricted Stock Agreement, the Employee shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Employee, shall be held by the Company in its control for the account of such Employee (i) until the restrictions determined by the Committee or the Board if no Committee is appointed, in its discretion, and as set forth in the related Restricted Stock Agreement, lapse pursuant to the Plan or the Restricted Stock Agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Restricted Stock Agreement) shall be delivered to the Employee, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Restricted Stock Agreement.

                  8.3 Restrictions. Except as otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, each Share issued pursuant to a Restricted Stock Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 8.4 of the
         Plan:

                           (a) Disposition. The Shares awarded to an Employee and held by the Company pursuant to Section 8.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of.

                           (b) Forfeiture. The Shares awarded to an Employee shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of Employee's employment with the Company, and all Subsidiaries of the Company, for any reason.

                  8.4 Lapse of Restrictions. Except as otherwise determined by the Committee, or the Board if no Committee is appointed, in its sole discretion, the restrictions set forth in Section 8.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse, and certificates for the Shares held for the account of the Employee in accordance with Section 8.2 of the Plan hereof shall be appropriately distributed to Employee as follows:

                           (a) After  one (1) year  from the date of grant,  the
                  restrictions shall lapse as to not more than one-third (1/3) of the Shares originally awarded.

                           (b) After two (2) years  from the date of grant,  the
                  restrictions shall lapse as to an aggregate of not more than two-thirds (2/3) of the Shares originally awarded.

                           (c) After three (3) years from the date of grant, the
                  restrictions shall lapse as to all of the Shares originally awarded.

         9. Stock Bonus Awards. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of this Plan, upon such terms and conditions as the Committee, or the Board if no Committee is appointed, may determine. The Committee, or the Board if no Committee is appointed, in its discretion, may require the Employees to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 9 or pursuant to Section 19 of the Plan (relating to taxes), a certificate or certificates for such Shares shall be issued in the Employee's name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such certificate or certificates to the Employee and the Employee shall thereupon be a stockholder with respect to all Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares.

         10.      [deleted by Amendment No. 2]

         11. Date of Grant. The date of grant of an Award granted hereunder shall be the date on which the Committee, or the Board if no Committee is appointed, acts in granting the Award.

         12.      Exercise of Rights Under Awards.

                  12.1 Notice of Exercise. An Employee entitled to exercise an Award may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Award is being exercised and any other information the Committee, or the Board if no Committee is appointed, may prescribe. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's or the Board's approval, as the case may be, in Shares which have been held at least six (6) months by such Employee and which are valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Chief Executive Officer of the Company.

                  12.2 Cashless Exercise Procedures. The Committee, or the Board if no Committee is appointed, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Section 240.16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee or the Board, as the case may be, so elects to establish a cashless exercise program, the Committee or the Board, as the case may be, shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

         13. Award Terms and Conditions. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

         14. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise or grant of the Award.

         15. Nontransferability of Awards. An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder; provided, however, that Incentive Stock Options may not be transferred pursuant to a qualified domestic relation order unless such transfer is otherwise permitted pursuant to the Code and regulations thereunder without affecting the Option's qualification under Section 422 as an Incentive Stock Option.

         16. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, or the Board if no Committee is appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in Shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee or the Board, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee or the Board, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

         17. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, the Board may, in its sole discretion, determine, on a case by case basis, that each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event, but, in the event of any such termination:

                  (a) An Option holder shall have the right, commencing at least five (5) days prior to such unusual corporate event and subject to any other limitation on the exercises of such Award in effect on the date of exercise to immediately exercise any Options in full, without regard to any vesting limitations, to the extent they shall not have been exercised, and

                  (b) All restrictions on Restricted Stock Awards shall immediately lapse and certificates for the affected Shares and the cash payment required by Section 8.2 of the Plan (if any payment is due) shall be appropriately distributed.

         18. Forms of Options. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or by the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder only by action taken by the Committee, or the Board if no Committee is appointed, in granting an Award. Whenever the Committee or the Board, as the case may be, shall designate an Employee for the receipt of an Award, the Secretary or the Chief Executive Officer of the Company, or such other person as the Committee or the Board, as the case may be, shall appoint, shall forthwith send notice thereof to the Employee, in such form as the Committee or the Board, as the case may be, shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee or the Board, as the case may be, which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution by the Employee to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

         19.      Taxes.

                  19.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt or an exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter in cash to the Employee. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable in cash then or at any time thereafter to the Employee.

                  19.2 Employee Election to Withhold Shares. Subject to Committee approval, or Board approval if no Committee is appointed, an Employee who is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended, may satisfy his tax liability with respect to the exercise of an Option, by having the Company withhold Shares otherwise issuable upon exercise of the Option if such Employee makes an election to do so which satisfies the requirements of Section 240.16b-3.

         20. Termination of the Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

         21. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code (or any successor provision) or Section 240.16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without his consent, under any Award theretofore granted under the Plan.

         22. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

         23. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         24. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Nevada law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

         25. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                   EXHIBIT 4.2

                          1992 NON-EMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN

         1. Purpose of the Plan. This 1992 Non-Employee Directors' Stock Option Plan adopted on this 5th day of February, 1992, is intended to encourage directors of the Company who are not officers and key employees of the Company or any of its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

         2. Definitions. When used herein, the following terms shall have the meaning set forth below:

         2.1 "Award" means the right set forth in Section 5(a) of the Plan to purchase Shares and the corresponding Option granted pursuant thereto, as well as the automatic Option set forth in
                  Section 5(b) of the Plan.

         2.2      "Board" means the Board of Directors of Comstock Bancorp.

         2.3 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

         2.4 "Committee" means the Stock Option Committee of the Board or any other committee appointed by the Board who are invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in Section 240.16b-3 (as defined in Section 2.11 below) and in the Plan.

         2.5      "Company" means Comstock Bancorp.

         2.6 "Directors" means directors who serve on the Board and who are not officers or key employees of the Company or any of its Subsidiaries.

         2.7 "Fair Market Value" means with respect to the Shares, the fair market value determined by the Committee, or the Board if no Committee is appointed, in its discretion; provided, however, that if the Shares are traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occur if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which value is to be determined, Fair Market Value means the average of the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined; provided further, however, if the Shares are traded on any other established securities market, Fair Market Value means the closing price of the Shares on the last business day prior to the date on which the value is to be determined, as reported in the Wall Street Journal or such other source of quotation for, or reports of trading of, the Shares as the Board may reasonably select from time to time.

         2.8 "Option" means the right to purchase the number of Shares specified by the Committee, or the Board if no Committee is appointed, at a price and for a term fixed by the Committee, or the Board if no Committee is appointed, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee or the Board, as the case may be, impose.

         2.9 "Option Agreement" means a written agreement in such form as may be, from time to time, hereafter approved by the Committee, or the Board if no Committee is appointed, which shall be duly executed by the Company and the Director and which sets forth the terms and conditions of an Option under the Plan.

         2.10 "Plan" means the Company's 1992 Non-Employee Directors' Stock Option Plan.

         2.11     "Section   240.16b-3"  means  Rule  16b-3  of  the  rules  and
                  regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, or any successor rules or regulations that may hereafter be adopted in lieu of Rule 16b-3.

         2.12 "Shares" means shares of the Company $.01 par value common stock or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

         2.13 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the Company in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         2.14 "Successor" means the legal representative of the estate of a deceased Director or the person or persons who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Director.

         2.15 "Term" means the period during which a particular Award may be exercised.

         3. Stock Subject to the Plan. There will be reserved for use, upon the exercise of Awards to be granted from time to time under the Plan, an aggregate of 270,000 Shares, which Shares may be, in whole or in part as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares that have been reacquired by the Company. Any Shares subject to issuance upon exercise of the right set forth in Section 5(a) of the Plan to purchase Shares or upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such right to purchase Shares or of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards.

         4. Administration of the Plan. The Board shall appoint the Committee, which shall consist solely of two (2) or more Non-Employee Directors, as that term is defined in Section 240.16b-3; provided, however, if the Board fails to appoint a Committee, the Board shall be invested with the responsibility for the administration of the Plan. Subject to the provisions of the Plan, the Committee, or the Board if no Committee is appointed, shall have full authority, in its discretion, to interpret the Plan, to prescribe, amend, and, rescind rules and regulations relating to the Plan, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. Any action of the Committee may be taken by a written instrument signed by all of the members, and any action so taken shall be fully as effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable and shall appoint a Secretary who shall keep minutes of its meetings and records of all action taken in writing without a meeting. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

         5. Grant of Right to Purchase Shares and Corresponding Option. At the Board meeting immediately following the Annual Meeting of the Shareholders each year:

         (a) each Director shall be permitted to purchase, from the Shares available under the Plan, up to 5,500 Shares at the Fair Market Value on that date, and

         (b) each Director shall be granted on such date, without further action by the Board or the Committee, an Option to purchase 2,200 Shares, provided he was a Director for at least three (3) full months during the preceding fiscal year and provided he has not been an employee or officer of the Company or any of its affiliates (as such term is defined in Section 240.16b-3) nor has been eligible to receive any award of stock, options, or stock appreciation rights under any other benefit plan of the Company or its affiliates (as such term is defined in Section 240.16b-3) during the twelve (12) months preceding such date. For each Share that the Director elects to purchase pursuant to Section 5(a) of the Plan, the Director shall receive an Option, on the same date, to purchase an equivalent number of Shares at the same price. Notwithstanding the foregoing, during the term of the Plan, no Director shall be granted rights to purchase Shares and Options to purchase Shares which in the aggregate equal more than One Hundred Ten Thousand (110,000) Shares under the Plan and if the number of Shares available to grant under the Plan on a scheduled date of grant is insufficient to make all automatic grants required to be made pursuant to the Plan on such date, then each eligible Director shall receive the right to purchase Shares and a corresponding Option to purchase Shares pursuant to Section 5(a) of the Plan and the Option pursuant to Section 5(b) of the Plan equal, in the aggregate, to a pro rata number of the remaining Shares available under the Plan; provided further, however, that if such proration results in fractional Shares, then such right to purchase Shares and such Options shall be rounded down to the nearest number of whole Shares.

         6.       Stock Option Provisions.

         6.1 Option Price. The option price per share of any Option granted under the Plan shall be the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

         6.2      Terms  of  Options.   Options   granted   hereunder  shall  be
                  exercisable for a Term of not more than ten (10) years from the date of grant thereof.

         6.3 Termination of Directorship. In the event a Director ceases to be a member of the Board (other than by reason of death or disability), an Option may be exercised by the Director at any time within three (3) months after he ceases to be a member of the Board, but not beyond the Term of the Option; provided, however, that anything in this Plan or in any Option Agreement heretofore or hereafter entered into to the contrary notwithstanding, the Committee shall have full authority, in its discretion, to amend or waive this condition and to allow exercise of an Option after three (3) months from cessation of service as a Director, but in no event beyond the Term of the Option.

         6.4 Death or Disability of Director. If a Director dies or becomes disabled while he is a member of the Board, an Option may be exercised by his Successor, in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within one year after he ceases to be a member of the Board on account of such death or disability, but not beyond the Term of the Option.

         7. Exercise of Rights Under Awards. A Director entitled to exercise an Award to purchase Shares pursuant to Section 5(a) of this Plan may do so by delivery at the Board meeting immediately following the Annual Shareholders' Meeting of a written notice to that effect specifying the number of Shares to be purchased on such date and any other information the Committee, or the Board if no Committee is appointed, may prescribe. A Director entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information the Committee, or the Board if no Committee is appointed, may prescribe. Any such notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or in Shares which have been held at least six (6) months by such Director and which are valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Chief Executive Officer of the Company.

         8. Award Terms and Conditions. Each Award or each agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee.

         9. Rights of Award Holder. The holder of an Award shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or receipt under his Award, except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Award.

         10. Nontransferability of Awards. An Award shall not be transferable, other than: (a) by will or the laws of descent and distribution, and an Award may be exercised, during the lifetime of the holder of the Award, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA) or the rules thereunder.

         11. Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events or, in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, or the Board if no Committee is appointed (which adjustment may, but need not, include payment to the holder of an Option, in cash or in Shares, in an amount equal to the difference between the price at which such Award may be exercised and the then current fair market value of the Shares subject to such Award as equitably determined by the Committee or the Board, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee or the Board, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

         12. Unusual Corporate Events. Notwithstanding anything to the contrary, in the case of an unusual corporate event such as liquidation, merger, reorganization (other than a reorganization as defined by Section 368(a)(1)(F) of the Code), or other business combination, acquisition or change in the control of the Company through a tender offer or otherwise, each Award granted under the Plan shall terminate ninety (90) days after the occurrence of such unusual corporate event.

         13. Forms of Options. An Award shall be granted hereunder on the date or dates specified in the Plan. Whenever the Plan provides for the receipt of an Award by a Director, the Chief Executive Officer of the Company, or such other person as the Committee or the Board, as the case may be, shall appoint, shall forthwith send notice thereof to the Director, in such form as the Committee or the Board, as the case may be, shall approve, stating the number of Shares subject to Award, its Term, and the other terms and conditions thereof. The notice shall be accompanied by a written Award Agreement in such form as may from time to time hereafter be approved by the Committee or the Board, as the case may be, which shall have been duly executed by or on behalf of the Company. Execution by the Director to whom such Award is granted of said Award Agreement in accordance with the provisions set forth in this Plan shall be a condition precedent to the exercise of any Award.

         14.      Taxes.

         14.1 Right to Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter in cash to the Director.

         14.2 Director Election to Withhold Shares. A Director may satisfy his withholding tax liability, if any, with respect to the exercise of an Option, by having the Company withhold shares otherwise issuable upon exercise of the Option if such Director makes an election to do so that satisfies Section 240.16b-3."

         15. Termination of the Plan. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

         16. Amendment of the Plan. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under Section 422 of the Code (or any successor provision) or Section 240.16b-3 would be required.

Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any holder, without his consent, under any Award theretofore granted under the Plan.

         17. Delivery of Shares on Exercise. Delivery of certificates for Shares pursuant to an Award exercise may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, require a Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Award or the delivery of any Shares pursuant to an Award.

         18. Fees and Costs. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

         19. Effectiveness of the Plan. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Nevada law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

         20. Other Provisions. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

                                   EXHIBIT 4.3

                                 AWARD AGREEMENT
                          (Non-Qualified Stock Option)

         This Award Agreement is made as of the day of , 199 , between COMSTOCK BANCORP, a Nevada corporation (hereinafter called the "Company") and , an employee of the Company or one or more of its Subsidiaries (hereinafter called the "Employee").

         WHEREAS, the Company has heretofore adopted the 1992 Incentive Plan (the "Plan"), as amended; and

         WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the NonQualified Stock Option (the "Award") granted to the Employee;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

         1. Grant of Award. The Company hereby grants to the Employee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of ( ) shares of the Common Stock, $.01 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

         2. Type of Option. The Option granted under this Award Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for federal income tax purposes.

         3.  Purchase Price.  The  option  price of  the Shares covered  by  the
Option is $     per Share.

         4. Term of Award. The Award shall expire Ten (10) years from the date of grant, subject to earlier termination as hereinafter provided, and may be exercised in whole or in part at any time by the Employee.

         5.       Exercise of Award.

                  (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Chief Executive Officer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised. Unless the Company, in its discretion, establishes "cashless exercise" procedures pursuant to
         Section 12.2 of the Plan, and unless the Committee, in its discretion, permits the person or persons entitled to exercise the Award to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Committee, by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise, or, upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.

                  (b) No Shares shall be issued until full payment therefor has been made, and Employee shall have none of the rights of a stockholder in respect of such Shares until they are so issued.

         6.       DELETED

         7. Nontransferability. The Award shall not be transferable other than by: (a) will or the laws of descent and distribution, and the Award may be exercised, during the lifetime of the Employee, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA).

         8. Termination of Employment. In the event that the employment of the Employee shall be terminated (otherwise than by reason of death, disability or retirement), the Award may be exercised by the Employee (to the extent that he shall have been entitled to do so at the termination of his or her employment) at any time within three (3) months after such termination, unless extended at the sole discretion of the Committee, but not beyond the original term thereof. So long as the Employee shall continue to be an employee of the Company or one or more of its Subsidiaries, the Award shall not be affected by any change of duties or position. Nothing in this Award Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employee's employment for cause, the Award, to the extent not theretofore exercised, shall forthwith terminate.

         9. Death of Employee. If the Employee shall die while he shall be employed by the Company or one or more of its Subsidiaries or within three (3) months after the termination of his employment, the Award may be exercised in full by his Successor, at any time within one (1) year after his death, unless extended at the sole discretion of the Committee, but not beyond the original term of the Award.

         10. Disability of Employee. If the employment of the Employee shall terminate on account of his having become "disabled", as defined in Section 22(e)(3) of the Code, the Award may be exercised in full at the termination of his employment on account of his becoming disabled, at any time within one (1) year after the date on which his employment terminated, but not beyond the original term of the Award.

         11. Retirement of Employee. If the employment of the Employee shall terminate by reason of retirement entitling the Employee to benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65), or age 55 with 10 year of service to the Company), the Award may be exercised in full at any time within one year after the date on which his employment terminated, unless extended at the sole discretion of the Committee, but not beyond the original term of the Award.

         12.      Taxes.

                  (a) The Company shall have the right to require the Employee or any other person entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold, if any, with respect to such Shares before the certificates for such Shares is delivered pursuant to the Award. Furthermore, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter in cash to the Employee.

                  (b) If the Employee is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended, on the date of exercise, he may satisfy his tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option, if the Employee makes an election to do so which satisfies the requirements of Rule 16b-3.

         13. Changes in Capital Structure. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations, or similar events, or in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares subject to the Award hereby granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee (which adjustment may, but need not, include payment to the Employee, in cash or in Shares, in an amount equal to the difference between the price at which the Award may be exercised and the then fair market value of the Shares subject to such Award, as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to this Award.

         14. Securities Law Compliance. The Award may not be exercised and the delivery of certificates for Shares pursuant to the exercise of this Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.

         15. Incorporation of Provisions of the Plan. All of the provisions of the Plan and any amendments thereto, pursuant to which this Award is granted, are hereby incorporated by reference and made as part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all on the day and year first above written.

                                            COMSTOCK BANCORP


                                            By:_________________________________


                                            ------------------------------------
                                                     Employee

                                   EXHIBIT 4.4

                                 AWARD AGREEMENT
                          (Non-Qualified Stock Option)

         This Award Agreement is made as of the___day of________ , 199 , between COMSTOCK BANCORP, a Nevada corporation (hereinafter called the "Company") and ________________, a director of the Company (hereinafter called the "Director").

         WHEREAS, the Company has heretofore adopted the 1992 Non-Employee Directors' Stock Option Plan (the "Plan"); and

         WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the Stock Option (the "Award") granted to the Director;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

         1. Grant of Award. The Company hereby grants to the Director the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of ________________ shares of the Common Stock, $.01 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

         2. Purchase Price. The option price of the Shares covered by the Option is $____ per Share.


         3.  Term of Award.  The term of the Award  shall be for a period of ten
(10) years from the date hereof, subject to earlier termination as hereinafter provided, and may be exercised in whole or in part at any time by the Director.

         4.       Exercise of Award.

                  (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Chief Executive Officer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised. Unless the Company, in its discretion, establishes "cashless exercise" procedures, the notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise, or by a combination of cash and Shares. No fractional Shares shall be issued.

                  (b) No Shares shall be issued until full payment therefor has been made, and the Director shall have none of the rights of a stockholder in respect of such Shares until they are so issued.

                  (c) Notwithstanding anything to the contrary contained herein, if the exercise of this Option results in ownership of 25% or more of the outstanding Shares, then this Option may not be exercised without the prior consent of the appropriate regulatory authorities, including, but not limited to, the Federal Deposit Insurance Corporation, the Federal Reserve, and the State of Nevada Financial Institutions Division.

         5. Nontransferability. The Award shall not be transferable other than by: (a) will or the laws of descent and distribution, and the Award may be exercised, during the lifetime of the Director, only by him or in the event of death, his Successor, or in the event of disability, his personal representative, or (b) pursuant to a qualified domestic relation order, as defined in the Code or the Employee Retirement Income Security Act (ERISA).

         6. Termination of Directorship. In the event the Director ceases to be a member of the Board (otherwise than by reason of death or disability), the Award may be exercised by the Director at any time within three (3) months after he ceases to be a member of the Board, but not beyond the original term thereof; provided, however, that the Committee, or the Board if no Committee is appointed, may, in its sole discretion, amend or waive this condition and allow exercise of the Award after three (3) months from cessation of service as a Director, but in no event beyond the Award's term.

         7. Death of Director. If the Director dies or becomes disabled while he is a member of the Board, the Award may be exercised by his Successor, in the event of death, or by him or his personal representative, as the case may be, in the event of disability, at any time within one (1) year after he ceases to be a member of the Board on account of such death or disability, but not beyond the original term of the Award.

         8. Changes in Capital Structure. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations, or similar events, or in the event of extraordinary cash dividends being declared with respect to the Shares, or similar transactions, the number and class of Shares subject to the Award hereby granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, or the Board if no Committee is appointed (which adjustment may, but need not, include payment to the Director, in cash or in Shares, in an amount equal to the difference between the price at which the Award may be exercised and the then fair market value of the Shares subject to such Award, as equitably determined by the Committee or the Board, as the case may be). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee or the Board, as the case may be, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to this Award.

         9. Securities Law Compliance. The Award may not be exercised and the delivery of certificates for Shares pursuant to the exercise of this Award may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee, or the Board if no Committee is appointed, may, in its sole discretion, require the Director to furnish the Company with appropriate representations and a written investment letter prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.

         10. Incorporation of Provisions of the Plan. All of the provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made as part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.

         IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officers thereunto duly authorized, and the Director has hereunto set his hand, all on the day and year first above written.

                                            COMSTOCK BANCORP


                                            By:_________________________________


                                            ------------------------------------
                                                     Director

                                   EXHIBIT 5.1

April 3, 1998

Board of Directors
Comstock Bancorp
6275 Neil Road
P.O. Box 7610
Reno, Nevada  89510-7610

Gentlemen:

         Comstock Bancorp, a Nevada corporation (the "Company"), intends to file with the Securities and Exchange Commission under the Securities Act of 1933 Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-31897) (as so amended, the "Registration Statement") with respect to 1,270,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued from time to time pursuant to Comstock Bancorp's 1992 Incentive Plan (the "Incentive Plan") and 1992 Non-Employee Directors' Stock Option Plan ("the Directors' Plan"). Capitalized terms not defined in this letter have the meanings given to them in the Registration Statement.

         You have requested our opinion in connection with the Company's filing of the Registration Statement. In this connection, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter, including without limitation the Company's Articles of Incorporation and the Registration Statement.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

         We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the General Corporation Law of the State of Nevada.

         We have assumed the Company will remain in good standing as a Nevada corporation at all times when shares of Common Stock are issued pursuant to terms of the Incentive Plan and the Directors' Plan.

         On the basis of and in reliance on the foregoing, we are of the opinion that:

(1) The Shares of the Common Stock to be issued pursuant to the Incentive Plan and the Directors' Plan, respectively, when and if issued in accordance with the terms of the Incentive Plan and the Directors' Plan, respectively, will be legally issued, fully paid and nonassessable.

(2) The Shares of the Common Stock issued pursuant to the Incentive Plan and the Directors' Plan, respectively, have been legally issued and are fully paid and nonassessable.

         The opinion in this letter is rendered only to the Company in connection with the filing of the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

         Sincerely,


         /s/ GRADY & ASSOCIATES

                                  EXHIBIT 23.2

                       CONSENT OF KAFOURY, ARMSTRONG & CO.


         We consent to the incorporation by reference in this Registration Statement on Form S-8, Post-Effective Amendment No. 1, of Comstock Bancorp of our report dated January 12, 1998, which report expresses an unqualified opinion, appearing in the Annual Report on Form 10-KSB of Comstock Bancorp for the year ended December 31, 1997.


                                      /s/ KAFOURY, ARMSTRONG & CO.


Carson City, Nevada
March 25, 1998